Exhibit 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of The Allied Defense Group, Inc (“Allied”) on Form 10-Q/A for the period ending September 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, the undersigned, John J. Marcello, as Chief Executive Officer and Robert P. Dowski as Chief Financial Officer of Allied, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and results of operations of Allied.

/s/ Robert P. Dowski	/s/ John J. Marcello

Robert P. Dowski	John J. Marcello
Chief Financial Officer and Treasurer	Chief Executive Officer and President
March 20, 2007	March 20, 2007
A signed original of this written statement required by Section 906 has been provided to The Allied Defense Group, Inc. and will be retained by The Allied Defense Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.